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                                                                      Exhibit 21

                            Castle Energy Corporation
                       Listing of Parent and Subsidiaries
                             As of December 13, 2002

                                                                                                            Company's
                                            Relationship                                                    Ownership
             Entity                         To Company                             Business                 Percentage
-------------------------------------       ---------------           ---------------------------------     ----------
Parent
  Castle Energy Corporation                 Parent                    Holding company                           N/A

Refining:
  Indian Oil Company                        Subsidiary                Inactive                                 100%

  Indian Refining I. L.P. ("IRLP")          Subsidiary -              Inactive                                 100%
                                            Limited
                                            Partnership

  Indian Refining & Marketing I Inc.        Subsidiary                General Partner of IRLP - inactive       100%


Exploration and Production
  Castle Production Company                 Subsidiary                General Partner - Production             100%
                                                                            Partnership

  Castle Production Resources Company       Subsidiary                Limited Partner - Production             100%
                                                                            Partnership

  Castle Texas Production L.P.              Subsidiary  -             Oil and Gas Production                   100%
                                            Limited

  Castle Exploration Company, Inc.          Subsidiary                Oil and gas development, drilling        100%

Passive Investment
  CEC, Inc.                                 Subsidiary                Passive activities                       100%